Exhibit 99.1

Mesa Labs Reports Fourth Quarter and Full Fiscal Year Results

Lakewood, Colorado, May 31, 2022 – Mesa Laboratories, Inc. (NASDAQ:MLAB) today announced results for the fourth quarter (“4Q22”) and full year ended March 31, 2022 (“FY22”).

Financial highlights for the quarter and year ended March 31, 2022, as compared to the same periods last year:

●	Revenues increased 55% and 38%, respectively
●	Operating income decreased 103% and 62%, respectively
●	Non-GAAP adjusted operating income[1] excluding unusual items increased 31% and 29%, respectively

Financial Results (amounts in thousands, except per share data)

In comparison to the same quarter in the prior year (“4Q21”), revenues increased 55% to $58,879, operating (loss) income decreased 103% to $(110) and net (loss) income was $(1,784), a decrease of 146% or $(0.34) per diluted share of common stock. As detailed in the Unusual Items table below, operating income for 4Q22 and 4Q21 was impacted by unusual items totaling $1,921 and $408, respectively.

For FY22, in comparison to the prior year, revenues increased 38% to $184,335, operating income decreased 62% to $4,702, and net income was $1,871, a decrease of 43% or $0.35 per diluted share of common stock. As detailed in the Unusual Items table below, operating income for FY22 and FY21 was impacted by unusual items totaling $9,290 and $3,399, respectively.

Total revenues increased 55% for the quarter which includes organic revenues growth of 12% as compared to the prior year. Total revenues increased 38% for FY22 which includes organic revenues growth of 13% year over year.

On a non-GAAP basis, in comparison to the same quarter in the prior year, 4Q22 adjusted operating income (“AOI”) increased 11% to $11,653 or $2.22 per diluted share of common stock. In comparison to the prior year, AOI for FY22 increased 5% to $37,899 or $7.10 per diluted share of common stock. As detailed in the Unusual Items table below, AOI for both 4Q22 and FY22 was impacted by unusual items totaling $1,921 and $8,706, respectively, while AOI for 4Q21 and FY21 was impacted by unusual items totaling $(165) and $(131), respectively. Excluding the unusual items for all periods in both years, AOI would have increased 31% to $13,574 and 29% to $46,605 for 4Q22 and FY22, respectively.

Division Performance

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Sterilization and Disinfection Control (27% of revenues in 4Q22) again delivered positive results with organic revenues growth of 4% in 4Q22 and 11% for the full year. Growth in both the quarter and year was broad based across vertical markets and geographies with biopharmaceutical showing the strongest growth. Gross profit percentage contracted by 230bps in the quarter and 100bps for the full year as currency, freight, and labor cost headwinds more than offset volume leverage.

●

Biopharmaceutical Development (23% of revenues in 4Q22) grew organic revenues 33% in the quarter and 34% for the full year. Strong growth was delivered in all geographies, product classes, and applications. Immunoassay (protein analytics) systems placements were the standout boding well for future consumables growth. Volume, mix, and currency tailwinds overcame labor and materials cost increases delivering gross profit percentage expansion of 690bps and 70bps for 4Q22 and the full fiscal year, respectively.

●

Clinical Genomics (28% of revenues in 4Q22) delivered $16,355 in revenues for the quarter which includes $1,371 of COVID/Respiratory related revenue. For our ownership period during the fiscal year, the comparable figures were $32,840 in total revenues which includes $2,871 in COVID/Respiratory revenue. Fourth quarter ex-COVID revenues results were below our plan primarily due to COVID distractions at the beginning of the quarter and slower new systems placements in our core North American market. Gross profit percentage was 49% for the quarter, which is inclusive of $1,400 non-cash amortization of inventory step up related to the application of purchase accounting. Excluding the purchase accounting charge (which is now fully amortized as of March 31, 2022), gross profit percentage would have been 58%, which is in line with expectations. Gross profit margin performance arose from positive mix balancing lower volumes and higher labor and material costs. Looking forward, we anticipate additional COVID related headwinds associated with mass lockdowns in China to materialize for at least 1Q23 and possibly longer. These headwinds most likely will impact our ability to generate previously communicated expected revenues (ex-COVID) in our Clinical Genomics segment of $63 million to $67 million during the first 12 months of ownership.

●

Calibration Solutions (22% of revenues in 4Q21) returned to organic revenues growth of 5% for the quarter bringing full year organic growth to just under 0%. Fourth quarter results were enabled by modest backlog burn as supply chain headwinds momentarily lessened. Despite fulfillment delays for many customer orders, demand for the division’s products increased during FY22. To date, we have been able to retain the substantial majority of our customers and orders through ongoing supply chain constraints. Gross margin percentage contracted by 660bps in the quarter and 230bps for the year driven by labor and material cost increases, and costs associated with the consolidation of our Butler, NJ manufacturing facility into Lakewood, CO.

Executive Commentary

“We entered FY22 with the intention to accelerate our organic growth, take advantage of robust markets for inorganic growth and improve our execution leveraging The Mesa Way, our customer-centric, lean based system for continuous improvement. During the year we delivered record rates of organic revenues growth, strong inorganic revenues growth, along with solid AOI excluding unusual items growth, all while navigating volatile supply, employment, and customer dynamics,” said Gary Owens, Chief Executive Officer of Mesa Labs.

“Organic revenues grew double digits for all four quarters in the year, culminating at 12% for 4Q22 and 13% for FY22, a standout achievement for a business that entered the pandemic with a low single digit organic growth track record. Our empowered commercial teams captured opportunities in accelerating biopharmaceutical and cell & gene therapy end markets. We continued to refine how we engage with our customer via low/no in person selling models all while deepening our post-sales support. Innovating how we engage with customers will continue to be an emphasis moving forward,” added Mr. Owens.

“During FY22, we welcomed Agena Bioscience (aka the Clinical Genomics Division) to the company which powers our entry into the Clinical Genomics tools market. While still early, we are encouraged by the growth potential in Agena’s target applications and the impact that The Mesa Way can have on the Division’s long term growth capabilities,” Mr. Owens continued.

“Bottom line growth, as measured by AOI excluding unusual items, grew 31% for 4Q22 and 29% for the year as our commercial growth investments quickly delivered results. Moving forward, we will retain a bias for top line growth at stable margins vs. short term profitability,” Mr. Owens continued.

“We enter FY23 with optimism that the worst of the pandemic is behind us in our core North American and European markets. War in Europe, the pandemic resurgence in Asia, inflation, and rising interest rates / recession risk all point to a volatile FY23 and lower levels of organic growth than achieved in FY22. While we continue to invest to capitalize on the strong long term growth drivers in our core markets, we will seek to deepen our resilience and flexibility should short term market conditions change abruptly. Robust execution, improved end market exposure, leverage from The Mesa Way operating model, and solid profitability position us well for long term growth and near-term resilience,” concluded Mr. Owens.

1 The non-GAAP measures of adjusted operating income and adjusted operating income per diluted share are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. A reconciliation between these non-GAAP measures and their GAAP counterparts is set forth in the table below, along with additional information regarding their use.

Financial Summary (Unaudited except for the information as of and for the years ended March 31, 2022 and 2021)

Consolidated Condensed Statements of Operations

(Amounts in thousands, except per share data)	Quarter Ended March 31,		Year Ended March 31,
	2022	2021	2022	2021
Revenues	$58,879	$37,964	$184,335	$133,937
Cost of revenues	23,767	13,228	75,245	46,923
Gross profit	35,112	24,736	109,090	87,014
Operating expenses	35,222	20,440	104,388	74,656
Operating (loss) income	(110)	4,296	4,702	12,358
Nonoperating (income) expense, net	(64)	(596)	1,128	10,055
(Loss) earnings before income taxes	(46)	4,892	3,574	2,303
Income tax expense (benefit)	1,738	972	1,703	(971)
Net (loss) income	$(1,784)	$3,920	$1,871	$3,274

Earnings (loss) per share (basic)	$(0.34)	$0.76	$0.36	$0.66
Earnings (loss) per share (diluted)	(0.34)	0.74	0.35	0.64

Weighted average common shares outstanding:
Basic	5,253	5,135	5,212	4,975
Diluted	5,253	5,302	5,335	5,124

 Consolidated Condensed Balance Sheets

(Amounts in thousands)	March 31, 2022	March 31, 2021
Cash and cash equivalents	$49,346	$263,865
Other current assets	74,972	39,884
Total current assets	124,318	303,749
Property, plant and equipment, net	28,620	21,998
Other assets	554,431	275,728
Total assets	$707,369	$601,475

Liabilities	$313,568	$195,248
Stockholders’ equity	393,801	406,227
Total liabilities and stockholders’ equity	$707,369	$601,475

Reconciliation of Non-GAAP Measures

(Unaudited)

(Amounts in thousands, except per share data)	Quarter Ended March 31,		Year Ended March 31,
	2022	2021	2022	2021
Operating (loss) income (GAAP)	$(110)	$4,296	$4,702	$12,358
Amortization of intangible assets	8,311	3,819	21,806	14,513
Stock-based compensation expense	3,452	2,381	11,391	9,268
Adjusted operating income (non-GAAP)	$11,653	$10,496	$37,899	$36,139

Adjusted operating income per share (basic)	$2.22	$2.04	$7.27	$7.26
Adjusted operating income per share (diluted)	2.22	1.98	7.10	7.05

Weighted average common shares outstanding:
Basic	5,253	5,135	5,212	4,975
Diluted	5,253	5,302	5,340	5,124

Detail of Unusual Items (Unaudited)

As discussed above, operating income and adjusted operating income have been impacted by various unusual items during the quarters and years ended March 31, 2022 and 2021. The following table provides detail of such items and reconciles the impact on operating income as reported under GAAP and non-GAAP adjusted operating income. (Amounts in thousands.)

Impact of unusual items on operating income	Quarter Ended March 31,		Year Ended March 31,
	2022	2021	2022	2021
Operating (loss) income (GAAP)	$(110)	$4,296	$4,702	$12,358

Unusual items – before tax
Agena/GPT acquisition/ integration costs	$521	$275	$1,244	$1,962
Non-cash cost of revenues expense associated with the step up to fair value of Agena/GPT inventory due to application of purchase accounting	1,400	--	7,462	(436)
Non-cash stock compensation expense true-up	--	--	584	1,629
Business consolidation costs	--	133	--	588
Non-cash true up of cost of revenues related to adjustment of the value of intangible assets related to purchase accounting	--	--	--	178
Non-cash true up of administrative expenses related to adjustment of the value of intangible assets related to purchase accounting	--	--	--	(522)
Total Impact of unusual items on operating income – before tax	1,921	408	9,290	3,399

Operating income excluding unusual items	$1,811	$4,704	$13,992	$15,757

Impact of unusual items on adjusted operating income	Quarter Ended March 31,		Year Ended March 31,
Adjusted operating income (non-GAAP)	$11,653	$10,496	$37,899	$36,139

Unusual items – before tax
Agena/GPT acquisition/integration costs	$521	$275	$1,244	$1,962
Non-cash cost of revenues expense associated with the step up to fair value of Agena/GPT inventory due to application of purchase accounting	1,400	--	7,462	(436)
Conversion of executive staff, Section 16 officers and Board of Directors cash compensation to equity*	--	(573)	--	(2,245)
Business consolidation costs	--	133	--	588
Total impact of unusual items on adjusted operating income – before tax	1,921	(165)	8,706	(131)

Adjusted operating income excluding unusual items	$13,574	$10,331	$46,605	$36,008

*The amounts presented for the quarter and year ended March 31, 2021 have been modified from the prior year presentation to include an adjustment for compensation to certain individuals that was converted from cash to equity for fiscal year 2021 only as a response to the COVID crisis. We believe that including the adjustment better aligns with the purpose of the disclosure, which is intended to approximate pre-tax cashflow excluding unusual items. Adjusted operating income excluding unusual items for the quarter and year ended March 31, 2021, as presented in last year’s press release dated June 1, 2021, was $10,904 and $38,253, respectively.

The non-GAAP measures of adjusted operating income and adjusted operating income per share presented in the reconciliation above are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. We believe that excluding these non-cash expenses provides the ability to better understand the operations of Mesa Labs.

We provide non-GAAP adjusted operating income, non-GAAP adjusted operating income per share amounts and adjusted operating income excluding unusual items in order to provide meaningful supplemental information regarding our operational performance. Our management uses non-GAAP measures to evaluate the performance of our business and to compensate employees. This information facilitates management's internal comparisons to our historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, we believe that our investors can benefit by evaluating both non-GAAP and GAAP results.

Our management recognizes that items such as amortization of intangible assets, stock-based compensation expense and impairment losses on goodwill can have a material impact on our operating and net income. To gain a complete picture of all effects on our profit and loss from any and all events, management does (and investors should) rely upon the GAAP consolidated statements of operations. The non-GAAP numbers focus instead upon our core operating business.

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. Our non-GAAP information may be different from the non-GAAP information provided by other companies.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. Any statements contained herein that are not statements of historical fact may be forward-looking statements, including statements relating to: the duration and impact of the COVID-19 pandemic and its adverse effects on our business; our ability to successfully grow our business, including as a result of acquisitions; the results on operations of acquisitions; our ability to consummate acquisitions at our historical rate and at appropriate prices; our ability to effectively integrate acquired businesses and achieve desired results; the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; conditions in the global economy and the particular markets we serve; significant developments or uncertainties stemming from the governmental actions, including changes in U.S. trade policies and medical device regulations; the timely development and commercialization, and customer acceptance, of enhanced and new products and services; projections of revenues, growth, operating results, profit margins, expenses, earnings, margins, tax rates, tax provisions, cash flows, liquidity, demand, and competition; the effects of additional actions taken to become more efficient or lower costs; restructuring activities; laws regulating fraud and abuse in the health care industry and the privacy and security of health and personal information; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; and foreign currency exchange rates and fluctuations in those rates; general economic, industry, and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Mesa intends or believes will or may occur in the future. Without limiting the foregoing, the words “seek,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “estimate,” “target,” “may,” “project,” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to risks and uncertainties relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. These risks and uncertainties also include, but are not limited to, those described in our filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended March 31, 2022, and our subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update the information in this press release.

About Mesa Laboratories, Inc.

Mesa is a global leader in the design and manufacturing of life science tools and critical quality control solutions for regulated applications in the pharmaceutical, healthcare and medical device industries. Mesa offers products and services to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

For more information about Mesa Labs, please visit its website at www.mesalabs.com

CONTACT: Gary Owens.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000